Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being furnished to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and with Section 1350 of Chapter 63 of Title 18 of the United States Code. A signed original of this written statement required by Section 906 has been provided to Raptor Pharmaceuticals Corp. (the “Company”) and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Christopher M. Starr, Ph.D., the Chief Executive Officer and Director of the Company. and Kim R. Tsuchimoto, the Chief Financial Officer, Secretary and Treasurer of the Company each certify that:

1.	this Annual Report on Form 10-K (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Raptor Pharmaceuticals Corp.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 28th day of October, 2009.

By: /s/ Christopher M. Starr
Christopher M. Starr, Ph.D.
Chief Executive Officer and Director

By: /s/ Kim R. Tsuchimoto
Kim R. Tsuchimoto
Chief Financial Officer, Secretary and Treasurer
(Principal Financial Officer and Principal Accounting Officer)